Exhibit 4a

BIRGO REITURN FUND LLC
SUBSCRIPTION AGREEMENT

NOTICE TO INVESTORS

THIS INVESTMENT IN COMMON UNITS OF MEMBERSHIP INTEREST (“UNITS”) OF BIRGO REITURN FUND LLC (THE “COMPANY”) INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES.

INVESTORS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN SECTION 4(f) BELOW.

THE COMPANY IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH INVESTOR IN THIS SUBSCRIPTION AGREEMENT, AND OTHER INFORMATION PROVIDED BY THE INVESTOR IN CONNECTION WITH THIS OFFERING TO DETERMINE THE INVESTOR’S QUALIFICATION TO PURCHASE UNITS.

PROSPECTIVE INVESTORS MAY NOT TREAT THE CONTENTS OF THE SUBSCRIPTION AGREEMENT, THE OFFERING CIRCULAR OR ANY OF THE OTHER MATERIALS PROVIDED BY THE COMPANY (COLLECTIVELY, THE “OFFERING MATERIALS”), OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS (INCLUDING “TESTING THE WATERS” MATERIALS) AS INVESTMENT, LEGAL OR TAX ADVICE. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED. EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR’S OWN COUNSEL, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THE INVESTOR’S PROPOSED INVESTMENT.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is entered into by and between Birgo Reiturn Fund LLC, a Delaware limited liability company (the “Company”), and the undersigned (the “Investor”) as of the “Effective Date” set forth on the signature page below. Any term used but not defined in this Agreement shall have the meaning set forth in the Offering Circular (as defined below).

RECITALS

A. The Company is offering Common Units of Membership Interest (“Units”) in the Company on a “best efforts, $100,000 or none” basis pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), in a Tier 2 offering (the “Offering”), of (a) a minimum of $100,000 in gross proceeds for Units (the “Minimum Offering”), and (b) up to a maximum of $75,000,000 in gross proceeds for Units (the “Maximum Offering”). All Units are offered at an initial price beginning at $100 per Unit, but which may vary at prices generally equal to the prior calendar’s net asset value (“NAV”).

B. The Investor desires to acquire Units as set forth on the signature page of this Agreement at the purchase price set forth on that signature page.

C. The Offering will terminate on the first to occur of: (i) the date on which the Maximum Offering is completed; or (ii) September 26, 2023.

In consideration of the above, and the mutual agreements set forth below, the parties to this Agreement agree as follows:

1. Subscription.

(a) The Investor subscribes for and agrees to purchase Units as set forth on the signature page hereto at the at the then current offering price ($100 per Unit until the NAV has been established, then the NAV) (the “Per Unit Purchase Price”) , upon the terms and conditions set forth herein. The minimum subscription amount in this Offering is $5,000.00 (the “Minimum Amount”).  An investor may satisfy such Minimum Amount by either: (a) purchasing Units at the then current offering price ($100 per Unit until the NAV has been established, then the NAV) for a cash payment at the time of subscription (a “Total Payment”); or (b) committing to purchase $5,000.00 in Units by making an initial payment of $500.00 or more for Units at the then current NAV (an “Initial Payment”) and concurrently enrolling in autopay for recurring monthly payments of no less than $100 per month for such number of months as shall be necessary for a total investment of no less than the Minimum Amount (the “Autopay Option”). The monthly autopayments will be used to purchase additional Units (including fractional Units) , at the then current offering price ($100 per Unit until the NAV has been established, then the NAV) as such payments are received. Other than purchases of Units pursuant to this Agreement, the minimum number of Units that an Investor may purchase in any subsequent investment transaction is one Unit.

(b) Investor understands that the Units are being offered pursuant to the Form 1-A Regulation A Offering Circular dated September 26, 2022 and its exhibits as filed with and qualified by the Securities and Exchange Commission (the “SEC”) on September 26, 2022, as amended by that certain Post Effective Date Amendment No. 2 Offering Circular dated March 8, 2023 and its exhibits as filed with and qualified by the SEC on March 8, 2023 (collectively, the “Offering Circular”). By subscribing to the Offering, the Investor acknowledges that Investor has received and reviewed the Offering Circular and any other information required by Investor to make an investment decision with respect to the Units. The Company will accept tenders of funds to purchase the Units. The Company will close on investments on a “rolling basis,” pursuant to the terms set forth in the Offering Circular. As a result, not all investors will receive their Units on the same date.

(c) This subscription may be accepted or rejected in whole or in part, for any reason or for no reason, at any time prior to the Termination Date, by the Company at its sole and absolute discretion. In addition, the Company, at its sole and absolute discretion, may allocate to the Investor only a portion of the number of the Units that the Investor has subscribed for under this Agreement. The Company will notify Investor whether this subscription is accepted (whether in whole or in part) or rejected. If the Investor’s subscription is rejected, the Investor’s payment (or portion thereof if partially rejected) will be returned to the Investor without interest and all of the Investor’s obligations hereunder shall terminate. In the event of rejection of this subscription in its entirety, or in the event the sale of the Units (or any portion thereof) to the Investor is not consummated for any reason, this Agreement shall have no force or effect, except for Section 5 below, which shall remain in full force and effect.

(d) The terms of this Agreement shall be binding upon the Investor and the Investor’s permitted transferees, heirs, successors and assigns (collectively, the “Transferees”); provided, however, that for any such transfer to be deemed effective, the Transferees shall have executed and delivered to the Company in advance an instrument in form acceptable to the Company in its sole discretion, pursuant to which the proposed Transferees shall acknowledge and agree to be bound by the representations and warranties of the Investor and the terms of this Agreement. No transfer of this Agreement may be made without the consent of the Company, which may be withheld in its sole and absolute discretion.

2. Payment and Purchase Procedure. The Total Payment or Initial Payment (if Investor enrolls in the autopay option) shall be paid simultaneously with the Investor’s subscription. The Investor shall deliver payment for the Total Payment or Initial Payment by check, credit card, ACH deposit or by wire transfer to an account designated by the Company in Section 8 below. An Investor enrolling in the Autopay Option shall complete the rider attached hereto as Exhibit C (the “Autopay Rider”) concurrently with execution of this Agreement. The Investor acknowledges that, in order to subscribe for Units, the Investor must fully comply with the purchase procedure requirements set forth in Section 8 below.

3. Representations and Warranties of the Company. The Company represents and warrants to the Investor that the following representations and warranties are true and complete in all material respects as of the date of each Closing: (a) the Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware; (b) the Company has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Units and any other agreements or instruments required under this Agreement; (c) the Company is duly qualified and is authorized to do business and is in good standing as a foreign limited liability company in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business; (d) the issuance, sale and delivery of the Units in accordance with this Agreement have been duly authorized by all necessary limited liability company action on the part of the Company; (e) the Units, when issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, will be duly and validly issued, fully paid and non-assessable; (f) the acceptance by the Company of this Agreement and the consummation of the transactions contemplated hereby are within the Company’s powers and have been duly authorized by all necessary limited liability company action on the part of the Company; and (g) upon the Company’s acceptance of this Agreement, this Agreement shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by the Company’s certificate of formation, limited liability company agreement and the Delaware General Limited Liability Company Act in general.

4. Representations and Warranties of Investor. By subscribing to the Offering, the Investor (and, if the Investor is purchasing the Units subscribed for in a fiduciary capacity, the person or persons for whom the Investor is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects, as of the date of each Closing:

(a) Requisite Power and Authority. The Investor has all necessary power and authority under all applicable provisions of law to subscribe to the Offering, to execute and deliver this Agreement and to carry out the provisions thereof. All actions on the Investor’s part required for the lawful subscription to the Offering have been or will be effectively taken prior to the Closing. Upon subscribing to the Offering, this Agreement will be a valid and binding obligation of the Investor, enforceable in accordance with its terms.

(b) Company Offering Circular and SEC Reports. The Investor acknowledges the public availability of the Company’s Offering Circular which can be viewed on the SEC Edgar Database, under the CIK number 0001904054. This Offering Circular is made available in the Company’s qualified offering statement on SEC Form 1-A, as amended, and was qualified by the SEC on March 8, 2023. The terms and conditions of this Offering and its risks are set forth in the Offering Circular, and the Investor has had an opportunity to discuss the Company’s business, management and financial affairs with the Principals and other management of the Company and has had the opportunity to review the Company’s operations and facilities. Investor has also had the opportunity to ask questions of and receive answers from Principals of the Company regarding the terms and conditions of this investment. The Investor acknowledges that except as set forth in the Offering Circular, no representations or warranties have been made to the Investor, or to the Investor’s advisors or representatives, by the Company or others with respect to the business or prospects of the Company or its financial condition.

(c) Investment Experience; Investor Determination of Suitability. The Investor has sufficient experience in financial and business matters so that he or she is capable of utilizing the information set forth in the Offering Circular to evaluate the merits and risks of Investor’s investment in the Units, and to make an informed decision relating to an investment in the Units. Alternatively, the Investor has utilized the services of a purchaser representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of the Investor’s investment in the Units. The Investor has evaluated the risks of an investment in the Units, including those described in the section of the Offering Circular entitled “Risk Factors,” and has determined that the investment is suitable for the Investor. The Investor has adequate financial resources to make an investment in Units, and the Investor could bear a complete loss of the Investor’s investment in the Company.

(d) No Registration. The Investor understands that the Units are not being registered for resale under the Securities Act, and are being issued under Regulation A of Section 3(b) of the Securities Act, and that reliance on Regulation A is predicated in part on the truth and accuracy of the Investor’s representations and warranties, and those of the other purchasers of the Units, in the Offering. The Investor further understands that, at present, the Company is offering the Units solely by members of its management. However, the Company reserves the right to engage the services of a broker/dealer registered with the Financial Industry Regulatory Authority (“FINRA”). Accordingly, until such FINRA registered broker/dealer has been engaged as a placement or selling agent, the Units may not be “covered securities” under the National Securities Market Improvement Act of 1996, and the Company may be required to register or qualify the Units under the securities laws of those states in which the Company intends to offer the Units. If Units are so registered or qualified, the Company will notify the Investor and all prospective purchasers of the Units as to those states in which the Company is permitted to offer and sell the Units. If the Company engages a FINRA registered broker/dealer as placement or selling agent, and FINRA approves the compensation of such broker/dealer, then the Units will no longer be required to be registered under state securities laws on the basis that the issuance of those Units will be exempt as an offer and sale not involving a registrable public offering in such state, as the Units will be “covered securities” under the National Securities Market Improvement Act of 1996. The Investor covenants not to sell, transfer or otherwise dispose of any Units unless such Units have been registered under the applicable state securities laws in which the Units are sold, or unless exemptions from such registration requirements are otherwise available.

(e) Illiquidity and Continued Economic Risk. The Investor acknowledges and agrees that there is no ready public market for the Units and that there is no guarantee that a market for their resale will ever exist. The Company has no obligation to list any of the Units on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Units. The Investor must bear the economic risk of this investment indefinitely and the Investor acknowledges that the Investor is able to bear the economic risk of losing the Investor’s entire investment in the Units.

(f) Accredited Investor Status or Investment Limits. The Investor represents that either:

(i) the Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Units Act; or

(ii) the total purchase price, together with any other amounts previously used to purchase Units in this Offering, does not exceed ten percent (10%) of the greater of the Investor’s annual income or net worth (or in the case where the Investor is a non-natural person, the revenue or net assets for such Investor’s most recently completed fiscal year end).

The Investor represents that to the extent the Investor has any questions with respect to the Investor’s status as an accredited investor, or the application of the investment limits, it has sought professional advice.

(g) Member Information. Within five (5) days after receipt of a request from the Company, the Investor agrees to provide such information with respect to its status as a member (or potential member) of the Company and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject, including, without limitation, the need to determine the accredited investor status of the Company’s members. If the Investor transfers any Units, it will require the transferee of such Units to agree to provide such information to the Company requires as a condition of such transfer.

(h) Valuation; Arbitrary Determination of Per Unit Purchase Price by the Company. The Investor acknowledges that the Per Unit Purchase Price of the Units to be sold in this Offering was set by the Company on the basis of the Company’s internal valuation, and the Company makes no warranties as to value. The Investor further acknowledges that the Company may make future offerings of Units at lower valuations, with the result that Investor’s Units will bear a lower valuation.

(i) Domicile. The Investor maintains the Investor’s domicile (and is not a transient or temporary resident) at the address provided below.

(j) Foreign Investors. If the Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Investor represents that he or she is satisfied as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Units or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Units, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Units. Investor’s subscription and payment for and continued beneficial ownership of the Units will not violate any applicable securities or other laws of Investor’s jurisdiction.

(k) Fiduciary Capacity. If the Investor is purchasing the Units in a fiduciary capacity for another person or entity, including without limitation a corporation, limited liability company, partnership, trust or any other entity, the Investor has been duly authorized and empowered to execute this Agreement and all other subscription documents. Upon request of the Company, the Investor will provide true, complete and current copies of all relevant documents creating the Investor and authorizing its investment in the Company.

5. Indemnity. The representations, warranties and covenants made by the Investor in this Agreement shall survive the Closing. Investor agrees to indemnify and hold harmless the Company and its respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by Investor to comply with any covenant or agreement made by Investor herein or in any other document furnished by Investor to any of the foregoing in connection with this transaction.

6. Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law. The Investor hereby (i) waives all rights to trial by jury in any action, suit or proceeding brought to resolve any dispute between or among any of the parties (whether arising in contract, tort or otherwise) arising out of, connected with, related or incidental to this Agreement, the transactions contemplated hereby or the relationships established among the parties hereunder; (ii) acknowledges and irrevocably agrees that all actions, proceedings, disputes, matters or claims related to or arising from this Agreement shall be heard and determined strictly in accordance with the terms and procedures set forth in Exhibit A as the sole and exclusive procedure for the resolution of any such action, proceeding, dispute matter or claim; (iii) further agrees not to bring any action, proceeding, dispute matter or claim related to or arising from this Agreement in any court, forum, venue, tribunal or jurisdiction except for such court, forum, venue, tribunal or jurisdiction explicitly provided for in Exhibit A; (iv) no Investor will bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against the other party that has initiated in court a putative class action or that is a member of a putative class that has not opted out of the class with respect to any claims encompassed by the putative class action until (1) the class certification is denied, (2) the class is decertified or (3) the other party is excluded from the class by the court. Any forbearance to enforce an agreement to arbitrate will not constitute a waiver of any rights under this Agreement except if stated herein; and (v) agrees that a final judgment in any proceeding so brought in accordance with the terms and procedures set forth in Exhibit A shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity. Nothing in this Section 6, however, shall affect the right of any party to serve legal process in any other manner permitted by law or at equity. The Investor agrees that a final judgment in any proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

7. Notices. Notice, requests, demands and other communications relating to this Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, on the date of such delivery; or (b) mailed by registered or certified mail, postage prepaid, return receipt requested, in the third day after the posting thereof; or (c) emailed on the date of such delivery to the address of the respective parties as follows, if to the Company, to 848 W. North Avenue, Pittsburgh, PA 15233, Attention: Investor Relations. If to the Investor, at the address supplied in connection with this subscription, or to such other address as may be specified by written notice from time to time by the party entitled to receive such notice. Any notices, requests, demands or other communications by email shall be confirmed by letter given in accordance with (a) or (b) above.

8. Purchase Procedure. The Investor acknowledges that, in order to subscribe for Units, the Investor must deliver to the Company: (a) a fully completed and executed counterpart of the Signature Page attached to this Agreement; (b) payment for the aggregate Total Payment or Initial Payment, as applicable, in the amount set forth on the Signature Page attached to this Agreement; and (c) if enrolling in the Autopay Option, a fully completed and executed Autopay Rider. Payment may be made by either check, wire, credit card or ACH deposits.

Please make your check payable to: The North Capital Private Securities, FBO Birgo Reiturn Fund Reg A+ Offering.

Please send checks to the Escrow Company:

North Capital Private Securities

623 E Fort Union Blvd

Suite 101

Midvale, UT 84047

Wire instructions for the Escrow Company:

Name and Address of Bank:	TriState Capital Bank
One Oxford Centre, Suite 2700
301 Grant Street
Pittsburgh, PA 15219

ABA #: 043019003
Account#: 0220003339
Custodian / Account Name:	North Capital Private Securities Corporation
623 E Fort Union Blvd
Suite 101
Midvale, UT 84047
FFCT: FBO Birgo Reiturn Fund Reg A+ offering &

                                               _____________________________________________________________

SWIFT ID: TRTTUS33

9. Miscellaneous. All pronouns and any variations shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require. Other than as set forth herein, this Agreement is not transferable or assignable by the Investor. The representations, warranties and agreements contained in this Agreement shall be deemed to be made by and be binding upon the Investor and the Investor’s heirs, executors, administrators and successors and shall inure to the benefit of the Company and its successors and assigns. None of the provisions of this Agreement may be waived, changed or terminated, except as specifically set forth herein or in a writing signed by the Company and the Investor. If any part of this Agreement is found to be void or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void or unenforceable part were not in the Agreement. This Agreement supersedes all prior discussions and agreements between the parties, if any, with respect to its subject matter and, together with the exhibits and riders hereto, contains the sole and entire agreement between the parties with respect to its subject matter hereof. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. If either party commences any suit, action or other proceeding to interpret this Agreement, or determine to enforce any right or obligation created by this Agreement, hereby, then such party, if it prevails in such action, shall recover its reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any. All notices and communications to be given or otherwise made to Investor shall be deemed to be sufficient if sent by email to such address provided by Investor on the signature page of this Agreement. Unless otherwise specified in this Agreement, Investor shall send all notices or other communications required to be given hereunder to the Company via email at InvestorRelations@reiturn.com. Any such notice or communication shall be deemed to have been delivered and received on the first business day following that on which the email has been sent (assuming that there is no error in delivery). As used in this Section 9, the term “business day” shall mean any day other than a day on which banking institutions in the Commonwealth of Pennsylvania are legally closed for business. This Agreement may be executed in one or more counterparts. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver nor shall any single or partial exercise thereof preclude any other exercise thereof or the exercise of any other right, power or privilege.

10. Consent to Electronic Delivery of Notices, Disclosures and Forms; Requirements. The Investor understands that, to the fullest extent permitted by law, any notices, disclosures, forms, privacy statements, reports or other communications (collectively, “Communications”) regarding the Company, the Investor’s investment in the Company and the Units (including annual and other updates and tax documents) may be delivered by electronic means, such as by email. The Investor consents to electronic delivery as described in the preceding sentence. Neither the Company, nor any of its Principals, managers, officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (collectively, the “Company Parties”), gives any warranties in relation to these matters. The Investor further understands and agrees to each of the following: (a) other than with respect to tax documents in the case of an election to receive paper versions, none of the Company Parties will be under any obligation to provide Investor with paper versions of any Communications; (b) electronic Communications may be provided to the Investor via email or a website of a Company Party upon written notice of such website’s internet address to the Investor. In order to view and retain the Communications, the Investor’s computer hardware and software must, at a minimum, be capable of accessing the Internet, with connectivity to an internet service provider or any other capable communications medium, and with software capable of viewing and printing a portable document format (“PDF”) file created by Adobe Acrobat. Further, the Investor must have a personal email address capable of sending and receiving email messages to and from the Company Parties. To print the documents, the Investor will need access to a printer compatible with his or her hardware and the required software; (c) if these software or hardware requirements change in the future, a Company Party will notify the Investor through written notification. To facilitate these services, the Investor must provide the Company with his or her current email address and update that information as necessary. Unless otherwise required by law, the Investor will be deemed to have received any electronic Communications that are sent to the most current email address that the Investor has provided to the Company in writing; (d) none of the Company Parties will assume liability for non-receipt of notification of the availability of electronic Communications in the event the Investor’s email address on file is invalid; the Investor’s email or Internet service provider filters the notification as “spam” or “junk mail”; there is a malfunction in the Investor’s computer, browser, internet service or software; or for other reasons beyond the control of the Company Parties; and (e) solely with respect to the provision of tax documents by a Company Party, the Investor agrees to each of the following: (i) if the Investor does not consent to receive tax documents electronically, a paper copy will be provided, and (ii) the Investor’s consent to receive tax documents electronically continues for every tax year of the Company until the Investor withdraws its consent by notifying the Company in writing.

[THIS SPACE IS INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE FOLLOWS]

[INVESTOR SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT]

INVESTOR CERTIFIES THAT HE/SHE HAS READ THIS ENTIRE AGREEMENT AND THAT EVERY STATEMENT MADE BY THE INVESTOR HEREIN IS TRUE AND COMPLETE.

THE COMPANY MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED. THE INFORMATION PRESENTED IN THE OFFERING MATERIALS WAS PREPARED BY THE COMPANY SOLELY FOR THE USE BY PROSPECTIVE INVESTORS IN CONNECTION WITH THIS OFFERING. NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN ANY OFFERING MATERIALS, AND NOTHING CONTAINED IN THE OFFERING MATERIALS IS OR SHOULD BE RELIED UPON AS A PROMISE OR REPRESENTATION AS TO THE FUTURE PERFORMANCE OF THE COMPANY.

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT, IN WHOLE OR IN PART, FOR ANY REASON OR FOR NO REASON, ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE DOLLAR AMOUNT OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.

IN WITNESS WHEREOF, this Agreement is executed as of _________________ (the “Effective Date”).

Total Purchase Price
Initial Payment[1]:	$
Autopayment Enrollment:	Yes / No
Legal Name of Investor:
Type of Investor[2]:
Address 1:
Address 2:
City:
State:
Zip:
Telephone Number:
Electronic Mail Address:
Investor’s SS# or Tax ID#:

By:
First Name:
Last Name:
Title:

[1]	If Investor is enrolling in the autopayment option, only the Initial Payment amount will be known at the time of subscription and subsequent purchases will be at the then current NAV.

[2]	If Investor is taking title to the Units as Tenants in Common (TIC), Joint Tenants with Rights of Survivorship or Joint Owners, additional owners/tenants should complete Exhibit B.

[COMPANY SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT]

ACCEPTED BY:

BIRGO REITURN FUND LLC

Signature of Authorized Signatory:
Name of Authorized Signatory:	Andrew S. Reichert
Title:	Chief Executive Officer

EXHIBIT A

DISPUTE RESOLUTION PROCEDURES

Any and all controversies, disputes or claims arising out of, relating to, or in connection with this Agreement or any related agreement, document or obligation, including any challenge regarding its or their existence, validity, operation or termination (each, a “Dispute”), shall be subject to the dispute resolution procedures set forth in this Exhibit A. Any party to the Dispute (each, a “Party”) may initiate such procedures by delivering written notice to the other Party (the “Dispute Notice”), describing in reasonable detail the facts and circumstances underlying the Dispute and the relief sought.

(a) The Parties shall first attempt to resolve the Dispute through good faith negotiations. All offers, conduct and statements, whether oral or in writing, made in the course of the negotiation by any of the Parties or their respective affiliates, directors, managers, officers, employees, agents, experts or attorneys (collectively, “Representatives”) shall be deemed confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration or other proceeding involving the Parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the negotiation. In the event the Parties are unable to resolve the Dispute within twenty business days after delivery of the Dispute Notice, then, unless otherwise agreed by the Parties in writing, the Dispute shall be referred to and finally resolved by arbitration before a panel of three arbitrators (the “Panel”). No lawsuit or other proceeding shall be brought by or on behalf of any Party during the negotiation period.

(b) The arbitration shall be administered by the American Arbitration Association (“AAA”), or such other nationally-recognized dispute resolution organization mutually agreed upon by the Parties in writing, and shall be conducted in accordance with the applicable commercial arbitration rules and mediation procedures of AAA or such other organization then in effect, as expressly modified pursuant to this Exhibit A, and the Parties hereby elect and consent to the use of any available expedited or fast track rules and procedures (collectively, the “Rules and Procedures”).

(c) The Parties shall use commercially reasonable efforts to select the Panel within fifteen business days after expiration of the negotiation period. If an agreement on the composition of the Panel is not reached within such fifteen business day period, then the arbitrators shall be selected in accordance with the Rules and Procedures and this clause (c). In the event of the failure, refusal or inability of any arbitrator to act, a new arbitrator shall be appointed as a replacement, which appointment shall be made in the same manner as set forth above for the appointment of such resigning arbitrator. Each arbitrator must: (i) be a retired Delaware federal or state court judge or a licensed attorney with at least ten years of active experience in commercial litigation or transactional matters; (ii) be instructed that he or she is a neutral arbitrator; (iii) have had no relationship representing either Party or their respective affiliates during the immediately preceding one year period prior to selection; and (iv) agree in writing to abide and be bound by this Exhibit A. No arbitrator shall have any ex parte communication with any Party or its Representatives except to confirm availability and potential conflicts.

(d) The arbitration shall be seated in Pittsburgh, Pennsylvania and conducted in the English language.

(e) Discovery shall be permitted in connection with the arbitration only to the extent, if any, expressly authorized by the Panel upon a showing of substantial need by the Party seeking discovery.

(f) The provisions of this agreement, including this Exhibit A, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its provisions concerning conflicts of law, and the Panel shall apply such laws in rendering a decision.

(g) The Panel shall resolve the Dispute and shall execute and acknowledge its decision, together with a brief statement describing the rationale for such decision, in writing and simultaneously deliver a copy thereof to each of the Parties personally or by registered or certified mail, return receipt requested. Any such decision shall be rendered promptly, and in case within sixty days after appointment of the Panel. Subject to clause (j), the determination of the Panel shall be final and binding on the Parties and may be enforced in any court of competent jurisdiction.

(h) The Panel shall have no authority to award incidental, indirect, consequential, punitive, statutory, exemplary, or other special damages, including but not limited to those in respect of claimed reputational harm, and the Parties waive any right to recover any such damages. For the avoidance of doubt, the Panel shall only award direct compensatory damages (if any) in connection with the arbitration.

(i) The Panel shall award to the prevailing Party in the arbitration, if any, the costs, fees and expenses (including attorneys’ fees) reasonably incurred by such Party in connection with the arbitration.

(j) Any Party may appeal an award granted by the Panel by seeking review of the disputed matter before a single neutral arbitrator. Any such appeal shall be conducted in accordance with the Optional Appellate Arbitration Rules of AAA as in effect as of the date hereof, except that the arbitrator shall limit his or her review to the specific matters in dispute and defer to all findings of fact made by the Panel (and not seek any further findings of fact). Any appeal must be initiated within thirty days after receipt of the decision rendered by the Panel by filing a Notice of Appeal with any AAA office. Following the appeal process, the decision rendered by the neutral arbitrator may be entered in any court of competent jurisdiction.

(k) The Parties acknowledge that this agreement evidences a transaction involving interstate commerce. Notwithstanding anything to the contrary contained herein, including clause (f) with respect to governing law, any arbitration conducted pursuant to the terms of this agreement shall be governed by the Federal Arbitration Act (9 U.S.C. §§ 1-16) (as amended, modified or supplemented from time to time, the “FAA”). For avoidance of doubt, any issue concerning the extent to which any Dispute is subject to arbitration, or concerning the applicability, interpretation, or enforceability of these procedures, including any contention that all or part of these procedures are invalid or unenforceable, shall be governed by the FAA and resolved by the Panel.

(l) All discussions and negotiations pursuant to the arbitration shall be confidential and shall be treated as compromise and settlement negotiations for purposes of the applicable rules of evidence and any additional confidentiality protections afforded by agreement of the Parties or applicable law. Without limiting the foregoing, the Parties (including their respective Representatives), the arbitrators and the dispute resolution organization shall maintain the confidentiality of any information relating to the Dispute and the arbitration and all documents, communications, proceedings and awards provided, produced or exchanged in the arbitration.

EXHIBIT B

ADDITIONAL SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

IN WITNESS WHEREOF, this Agreement is executed as of the Effective Date.

Legal Name of Investor:

First Name of Additional Tenant/Owner:

Last Name of Additional Tenant/Owner:

Address 1 of Additional Tenant/Owner:

Address 2 of Additional Tenant/Owner:

City of Additional Tenant/Owner:

State of Additional Tenant/Owner:

Zip of Additional Tenant/Owner:

Telephone Number of Additional Tenant/Owner:

Electronic Mail Address of Additional Tenant/Owner:

Additional Tenant/Owner’s SS# or Tax ID#:

By:

EXHIBIT C

AUTOPAY RIDER

The undersigned (“Investor”) acknowledges and agrees that concurrently herewith Investor has subscribed for a total of $_________ in Units of Birgo Reiturn Fund LLC, a Delaware limited liability company (the “Company”), pursuant to a Subscription Agreement dated as of even date herewith (the “Agreement”). Any term used but not defined in this Autopay Rider shall have the meaning set forth in the Agreement.

The Agreement allows Investor to elect an Autopay Option by completion of this Autopay Rider whereby the Investor will commit and enroll to make monthly automatic payments which will result in Investor paying aggregate payments of no less than $5,000.00. Investor elects to enroll in the Autopay Option.

Investor hereby agrees to the following automatic and recurring payment terms:

Initial Payment:	$______
Monthly Payment:	$______
Total Months:	$______[3]

Investor authorizes and directs the Company to initiate scheduled debit entries (“Debits”) from my designated account indicated below (the “Account”) to make monthly payments as set forth above commencing on the first day of the first calendar month following the date hereof. This Rider shall remain in effect for the Total Months set forth above, subject to automatic termination as set forth below.

The Account information may be changed within 10 business days of Investor providing written notice to the Company in accordance with the Agreement.

Investor understands that it may not stop the Debits. Failing to make a Monthly Payment due to insufficient funds in the Account or otherwise shall be a breach of this Autopay Rider. If a Monthly Payment is more than thirty (30) days past due (a “Payment Default”), then the Company may exercise the right to repurchase Units (the “Repurchase Right”) set forth below in addition to all other rights and remedies available to the Company pursuant to the Agreement.

Investor understands and agrees that if the Account does not have sufficient funds to make a Monthly Payment, the Company will not be responsible or liable for any penalties or charges assessed as a result of such insufficiency.

This Autopay Rider shall automatically terminate 180 calendar days after September 26, 2025, unless, at the time payments are due to purchase Units: (a) the Company has a new offering statement qualified that includes as part of such new offering statement any unsold Units covered by this offering statement, the amount of which are identified as being included on the cover page of the new offering circular or the latest amendment; and (b) the Company is current in its annual and semiannual filings pursuant to Rule 257(b) (§ 230.257(b)).  If this Autopay Rider is terminated as provided in the previous sentence, Investor shall have no further right or obligation to purchase Units and Investor shall not be liable for failure to purchase the Minimum Amount. The Company also reserves the right to change the terms and conditions of this Autopay Rider upon 30 days prior written notice to Investor if required to comply with applicable laws.

REPURCHASE RIGHT

In the event of a Payment Default, the Company may elect, at its sole discretion, to repurchase all, but not less than all, of the Units held by Investor. In the event the Company elects to repurchase Units pursuant hereto, the Company shall send written notice to Investor stating that the Company is exercising this Repurchase Right.

In connection with any repurchase by the Company of Units pursuant to this Repurchase Right, the purchase price paid to Investor shall be equal to 50% of the total purchase price paid by Investor for the Units. Any purchase price paid pursuant to this Repurchase Right shall be delivered to Investor within thirty days after the Company sends written notice of repurchase. Any Units repurchased pursuant to this Repurchase Right will cease to accrue distributions or have voting rights and will not be treated as Outstanding, and Investor will cease to be a member of the Company, as of the date that the purchase price is delivered to Investor.

[INSERT ACCOUNT INFORMATION FIELDS HERE]

[INSERT INVESTOR SIGNATURE FIELDS HERE]

[3]	Initial Payment plus Monthly Payment x Total Months must be greater than or equal to $5,000.00